Exhibit 10.58
8TH AVENUE FOOD & PROVISIONS, INC.
2018 EQUITY INCENTIVE PLAN
ARTICLE I
ESTABLISHMENT AND PURPOSE; ADMINISTRATION
1.1    Establishment. 8th Avenue Food & Provisions, Inc., a Missouri corporation (the “Company”), hereby establishes a stock incentive plan to be known as the “8th Avenue Food & Provisions, Inc. 2018 Equity Incentive Plan” (the “Plan”). The Plan shall become effective as of the date (the “Effective Date”) of its adoption by the Company’s board of directors (the “Board”).
1.2    Purpose. The Plan is intended to promote the long-term growth and profitability of the Company and its Subsidiaries by providing those persons who are or will be involved in the Company’s and its Subsidiaries’ growth with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company and its Subsidiaries. Under the Plan, the Company may make Awards to such present and future officers, directors, employees, and consultants of the Company or its Subsidiaries (collectively, “Participants”) as may be selected in the sole discretion of the Board. Participation by Participants in the Plan and in any distribution of securities made in connection therewith shall be entirely voluntary and not induced by expectation of engagement, appointment, employment or continued engagement, appointment or employment.
1.3    Administration. The Board shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (a) to interpret the terms of this Plan, the terms of any Awards made under this Plan, and the rules and procedures governing any such Awards, (b) to determine the rights of any person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure, (c) to select Participants for Awards under the Plan, (d) to set the exercise price of any Awards granted under the Plan, (e) to establish performance and vesting standards, (f) to impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate, (g) to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (h) to correct any defect or omission or reconcile any inconsistency in the Plan, (i) to adopt procedures regarding the exercise of Awards, including establishing “black out” or other periods during which Awards may not be exercised, and (j) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, subject to such limitations as may be imposed by applicable law. Each action taken by the Board in compliance with the Plan (including each such interpretation and determination of the Board) shall be final, binding and conclusive on all persons. The Board may, to the extent permissible by law, delegate any of its authority hereunder to any duly authorized committee of the Board or any other persons as it deems appropriate.
ARTICLE II
DEFINITIONS
As used in this Plan, the following terms shall have the meanings set forth below:

“5% Owner” means each of Thomas H. Lee Equity Fund VIII, L.P., Thomas H. Lee Parallel Fund VIII, L.P., THL Equity Fund VIII Investors (PB), LLC and Post Holdings, Inc.
“Affiliate” of a Person means any other person, entity, or investment fund controlling, controlled by, or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.
“Awards” means Options.
“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions, and limitations applicable to an Award; provided that, unless expressly set forth in an Award Agreement and approved by the Board, all Award Agreements shall be deemed to include all of the terms and conditions of the Plan.
“Award Stock” means, for any Participant, any Common Stock issued to such Participant upon exercise of any Award granted hereunder. For all purposes of this Plan, Award Stock will continue to be Award Stock in the hands of any holder (including any Permitted Transferee) except for the Company, the Call Purchasers and purchasers pursuant to a Public Sale, and each such other holder of Award Stock will succeed to all rights and obligations attributable to such Participant as a holder of Award Stock hereunder. Award Stock will also include shares of Capital Stock issued in respect of Award Stock by way of a stock split, stock dividend or other recapitalization.
“Call Purchasers” shall mean “THL Investors”.
“Capital Stock” shall mean, collectively, the Company’s common shares, including the Common Stock, and any other shares in the capital of the Company or other equity securities hereafter created or authorized by the Company, as the context may require.
“Cause” shall mean (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or any of its Subsidiaries and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause”), with respect to such Participant: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or fiduciary breach with respect to the Company or an Affiliate, (ii) violation of a material written policy of the Company or its Subsidiaries; (iii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates, (iv) gross negligence or willful misconduct with respect to the Company or an Affiliate, (v) the material failure to perform duties, or (vi) the willful failure to perform duties with the Company or an Affiliate or the willful engaging in conduct which is injurious to the Company or an Affiliate,  or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or any of its Subsidiaries and the Participant at the time of the grant of the Award that defines “cause” with respect to such Participant, “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a Change in Control, such definition of “cause” shall not apply until a Change in Control actually takes place.

“Change in Control” means (a) any transaction or series of related transactions that results in any Independent Third Party acquiring, directly or indirectly (whether via a sale of equity interests, merger, consolidation, combination or other reorganization), shares of Capital Stock (or other equity securities of the surviving entity, as applicable) that represent more than (i) fifty percent (50%) of the total outstanding voting power of the Company (or the surviving entity, as applicable) and (ii) fifty percent (50%) of the outstanding Common Stock of the Company or (b) a sale or disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis to an Independent Third Party.
“Closing Date” shall mean October 1, 2018.
“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
“Common Stock” shall mean the Company’s Class A common stock, par value $0.01 per share, or, in the event that the outstanding shares of Class A common stock are hereafter recapitalized, converted into or exchanged for different shares or securities of the Company or its Affiliates, such other shares or securities.
“Development” means (a) any and all ideas, trade secrets, information (including Confidential Information, know-how, processes, inventions, technology, discoveries, original works of authorship, modifications, enhancements, improvements, derivative works, computer software (including source code, executable code, algorithms, pseudocode, firmware, interfaces, data, databases, and documentation), processes, methods, formulas, designs, trademarks, service marks, and logos (whether or not patentable, copyrightable or able to be protected as a trade secret and whether or not reduced to practice) that are conceived, developed, designed, made, authored, contributed to or reduced to practice by a Participant (either solely or jointly with others) together with all physical or tangible embodiments of any of the foregoing, (b) all modifications, enhancements, improvements, and derivations of any of the foregoing and (c) all claims and rights in and to all of the foregoing existing in any jurisdiction throughout the world, whether or not registration is or has been secured for any intellectual property rights embodied therein, including any intellectual property registrations or applications, any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating any of the foregoing, and in and to all income, royalties, damages, claims, and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present or future infringement based on any of the foregoing, and in and to all rights corresponding to any of the foregoing throughout the world, and all the rights embraced therein, including the right to make, use, sell, offer for sale, duplicate, reproduce, copy, distribute, import, export, display, license, adapt, and prepare derivative works from, or modifications, improvements or enhancements to, any of the foregoing.
“Disability” means, for any Participant, the meaning given to such term in an employment, severance or other similar agreement in effect between the Company or its Subsidiaries and the Participant at the time of the grant of the Award, or in the absence of such an agreement (or if such agreement does not define such term or a similar term) it shall mean such Participant’s eligibility to receive disability benefits under the Company’s or its Subsidiaries’ long-term disability plan or the inability of such Participant, as determined by the Board, to perform the essential functions of his regular duties and responsibilities, with or without accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor statute thereto and the rules promulgated thereunder.
“Fair Market Value” or “FMV” shall have the meaning as determined by the Board in good faith taking into account customary relevant factors, which may include EBITDA, current financial multiples, applicable tax rules (including discounts for minority interest and lack of marketability), and the requirements of Section 409A of the Code.
“Independent Third Party” means any Person who is not a 5% Owner, who is not controlling, controlled by or under common control with any 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of any 5% Owner and/or such other Persons.
“Initial Public Offering” or “IPO” means an initial public offering, after the Effective Date, of the Common Stock pursuant to an offering registered under the Securities Act, other than any such offerings which are registered on Forms S-4 or S-8 under the Securities Act.
“Investor” means, collectively, THL (as defined in the Shareholders Agreement) and its Affiliates.
“Investor Initial Investment” means US$250,000,000.00.
“Investor Investment” means, without duplication, the sum of the Investor Initial Investment and the aggregate Investor Subsequent Investments.
“Investor IRR” means, as of any Measurement Date, the annual interest rate (compounded annually) which, when used to calculate the net present value as of the Injection Date (as defined below) of the applicable Investor Returns and the net present value as of the Injection Date of the applicable Investor Investments, causes the difference between such net present value amounts to equal zero. For purposes of this IRR calculation, each Investor Return and each Investor Investment shall be deemed to have been received or made on the last day of the calendar month in which such Investor Return or Investor Investment is received or made. The Investor IRR shall be determined in good faith by the Board. For this purpose, the “Injection Date” shall mean (i) October 1, 2018 for purposes of determining the Investor IRR in respect of the Investor Initial Investment and (ii) the applicable date of investment for purposes of determining the Investor IRR in respect of each Investor Subsequent Investment.
“Investor MoM” means the quotient of Investor Returns divided by Investor Investment.
“Investor Returns” means, without duplication, as of any Measurement Date, all cash (including cash dividends, cash distributions and cash proceeds, but excluding advisory fees, transaction-related fees and expense reimbursements) received (on a cumulative basis) by the Investor with respect to or in exchange for equity securities (including securities which are convertible into equity securities) of the Company (whether such payments are received from the Company or any third party) from the Effective Date through such Measurement Date. For the sake of clarity, “Investor Returns” shall exclude amounts paid to the Investor in a form other than cash and amounts paid to the Investor as advisory fees and transaction-related fees. If underwriters in an IPO advise that it is inadvisable for Options to continue to vest after such IPO based on “Investor Returns” because such vesting would adversely affect the marketability of such IPO, the Board may elect to treat as “Investor Returns” the Fair Market Value of the Investor’s residual equity interest in the Company at the IPO price.

“Investor Subsequent Investments” means, without duplication, as of any Measurement Date, any payment, or investment by the Investor with respect to or in exchange for equity securities (including securities that are convertible into equity securities) of the Company (whether such payments are made to the Company or any third party) after the Closing Date and until such Measurement Date.
“Liquidity Event” means the occurrence of any of a Change in Control, an Initial Public Offering or the payment of an extraordinary cash dividend by the Company in an amount equal to at least twenty percent (20%) of the consolidated equity value of the Company and its Subsidiaries immediately prior to such dividend, as determined in good faith by the Board.
“Measurement Date” means each date occurring on or after the first Liquidity Event to occur after the Effective Date on which Investor Returns are paid to the Investor. For the sake of clarity, the first Measurement Date shall be the date on which the first Liquidity Event occurs after the Effective Date.
“Options” means Awards granted pursuant to Article IV.
“Original Value” for each share of Award Stock which is originally issued upon the exercise of any Options will be equal to the exercise price paid by Participant in cash for such share of Award Stock as proportionally adjusted for all stock splits, stock dividends, and other recapitalizations affecting the Award Stock subsequent to the Effective Date.
“Permitted Transferee” has the meaning set forth in the Shareholders Agreement.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.
“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act.
“Retirement” means a voluntary termination of employment by a Participant after a combination of the Participant’s years of age and years of service with the Company and/or its Affiliates, including Post Holdings, Inc., totals 70; provided that a Participant must be at least 55 years of age to qualify for Retirement.
“Securities Act” means the Securities Act of 1933, as amended from time to time and any successor statute thereto and the rules promulgated thereunder.

“Shareholders Agreement” means the Shareholders Agreement, dated as of the Closing Date, by and among the Company, the Investor, and the other parties set forth therein, as may be amended from time to time.
“Subsidiary” means any corporation, partnership, limited liability company or other entity in which the Company owns, directly or indirectly, stock or other equity securities or interests possessing fifty percent (50%) or more of the total combined voting power of such entity or otherwise has the power to direct the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.
“Termination Date” means the earliest date on which a Participant is no longer employed by and no longer provides services to the Company and its Subsidiaries for any reason, as determined by the Board. For the avoidance of doubt, a Participant’s Termination Date shall be the last date of his actual employment or service with the Company and its Subsidiaries, whether such day is selected by agreement with Participant or unilaterally by the Company and its Subsidiaries and whether advance notice is or is not given to Participant. No period of notice that is or ought to have been given under applicable law or contract in respect of the termination of employment will be taken into account in determining any entitlement under the Plan. Notwithstanding the foregoing, a Participant who goes on a leave of absence approved by the Company or one of its Subsidiaries shall not be deemed to have ceased his employment or service with the Company and its Subsidiaries during the period of such approved leave; provided that, the time vesting of such Participant's Awards shall be suspended during the period to the extent that such leave is unpaid, except to the extent required by applicable law.
“THL Investors” shall have the meaning set forth in the Shareholders Agreement.
“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other transfer or disposition (whether with or without consideration and whether voluntary, involuntary or by operation of law, including to the Company or any of its Subsidiaries) of any interest.
“Work Product” means, for any Participant, Developments conceived, developed, designed, made, invented, authored, contributed to or reduced to practice by such Participant while employed by and no longer provides services to the Company or any of its Subsidiaries.
ARTICLE III
AWARDS AND ELIGIBILITY
3.1    Awards. Awards under the Plan shall be granted in the form of non-qualified stock options as described in Article IV. Each Award shall be evidenced by a written Award Agreement containing such restrictions, terms, and conditions, if any, as the Board may require; provided that, except as otherwise expressly provided in an Award Agreement approved by the Board, if there is any conflict between any provision of the Plan and an Award Agreement, the provisions of the Plan shall govern.

3.2    Maximum Shares Available; Utilization.
(a)    An aggregate of 1,363,636 shares of the Common Stock of the Company shall be reserved for issuance with respect to Awards under the Plan, of which 795,454 shares are reserved for the issuance of performance-based Awards and 568,182 shares are reserved for the issuance of time-vested Awards. If any Awards expire unexercised or unpaid or are canceled, terminated or forfeited in any manner, the shares with respect to which such Awards were granted shall again be available to be reserved for issuance under this Plan, subject to the foregoing maximum amounts.
(a)    Contemporaneously with the adoption of the Plan by the Company, the Board will authorize the issuance of performance-based Awards with respect to up to 603,299 shares and the issuance of time-vested Awards with respect to up to 432,971 shares.
(b)    All Awards shall be subject to adjustment by the Board as follows. In the event of any reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, combination of shares, merger, consolidation, arrangement or other, similar transaction or other change in the Common Stock, the Board shall make such changes in the number and type of shares of Common Stock covered by outstanding Awards and the terms thereof (including applicable performance measurements) as the Board determines are necessary to prevent dilution or enlargement of rights of Participants under the Plan. Without limiting the generality of the foregoing, in the event of any such transaction, the Board shall have the power to make such changes as it deems appropriate in the number and type of shares covered by outstanding Awards, the prices specified therein, and the securities or other property to be received upon exercise (which may include providing for cash payment (or no consideration) in exchange for cancellation of outstanding Awards). Shares of Common Stock to be issued upon exercise of Awards may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board shall determine.
3.3    Eligibility. The Board may, from time to time, select Participants who shall be eligible to participate in the Plan and the Awards to be made to each such Participant. The Board may consider any factors it deems relevant in selecting Participants and in making Awards to such Participants. The Board’s determinations under the Plan (including determinations of which persons are to receive Awards and in what amount) need not be uniform and may be made by it selectively among persons who are eligible to receive Awards under the Plan.
3.4    No Right to Continued Employment. Nothing in this Plan or in any Award Agreement, as applicable, shall confer on any Participant any right to continue in the employment of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Participant’s employment at any time for any reason or to continue such Participant's present (or any other) rate of compensation.
3.5    Return of Prior Awards. The Board shall have the right, at its discretion from time to time, to request that Participants return to the Company Awards previously granted to them under the Plan in exchange for new Awards to the extent permitted by Code Section 409A; provided that, no Participant shall be required, without such Participant’s prior written consent, to return any Award if the new Award is to be made on terms less favorable to such Participant than the Award to be returned. Subject to the provisions of the Plan, such new Awards shall be upon such terms and conditions as are specified by the Board at the time the new Awards are made.

3.6    Securities Laws. The Plan has been instituted by the Company to provide certain compensatory incentives to Participants and is intended to qualify for an exemption from the registration requirements (i) under the Securities Act pursuant to Rule 701 promulgated under the Securities Act, and (ii) under applicable state securities laws.
ARTICLE IV
OPTIONS
4.1    Options. The Board shall have the right and power to grant to any Participant, at any time prior to the termination of this Plan, Options in such quantity, at such price, on such terms and subject to such conditions as are consistent with this Plan and established by the Board. Options granted under this Plan shall be in the form described in this Article IV, or in such other form or forms as the Board may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Board. Awards under this Article IV shall be granted in the form of non-qualified stock options and shall not be in the form of incentive stock options within the meaning of Section 422(a) of the Code or any successor provision.
4.2    Exercise Price. Options granted under the Plan will have an exercise price equal to or greater than the grant date Fair Market Value of a share of the underlying Award Stock, unless determined otherwise by the Board. In the event of an extraordinary dividend (as determined in good faith by the Board), the Board will adjust the exercise price of outstanding Options or take other actions determined by the Board in good faith to be equitable to reflect such extraordinary dividend or distribution.
4.3    Vesting of Options. Options shall be exercisable only to the extent they are vested, as provided for in each corresponding Award Agreement.
4.4    Expiration.
(a)    Expiration of Term. All Options granted under this Plan shall expire at the close of business in the time zone of the Company’s headquarters on the tenth (10th) anniversary of the date of grant to Participant of such Options (with respect to such Option, the “Term”), subject to earlier expiration as provided in this Section 4.4.
(b)    Expiration Following Termination of Employment. Unless otherwise set forth in an Award Agreement, if a Participant ceases to be employed by and ceases to provide services to the Company or any of its Subsidiaries for any reason, then the portion of such Participant’s Options that have not fully vested as of the Termination Date shall expire on the Termination Date. Upon a termination for Cause or if a Participant resigns under circumstances where Cause exists, all vested and unvested Options will be forfeited by the Participant on the Termination Date unless the Board determines otherwise in its discretion.

4.5    Exercise on Termination of Employment or Service. Except as otherwise set forth in an Award Agreement, the portion of a Participant’s Options that have fully vested as of such Participant’s Termination Date shall expire upon the earlier to occur of (a) the end of their Term, (b) (i) ninety (90) days after the Termination Date if Participant's employment is terminated as a result of Participant’s death or Retirement, or (ii) sixty (60) days after the Termination Date if Participant's employment is terminated for any reason other than as a result of Participant’s death or Retirement, and (c) immediately upon a Participant’s material breach of any of the applicable restrictive covenant provisions contained in an Award Agreement, any other noncompetition or other restrictive covenant agreement with the Company or its Subsidiaries subject to any notice and cure period contained therein or upon a Participant’s termination of employment for Cause.
4.6    Procedure for Exercise. At any time after all or any portion of a Participant’s Options have fully vested and prior to their expiration, a Participant may exercise all or any specified portion of such Options by delivering written notice of exercise specifically identifying the particular Options to the Company (an “Exercise Notice”), together with such other written acknowledgments and agreements that the Company may reasonably require. The purchase price of the shares with respect to which an Option is exercised shall be payable in full at the time of the exercise. Payment of the exercise price of such Options may be paid in cash, by a check payable to the Company or a wire transfer of immediately available funds of the amount equal to, for each Option to be exercised in connection with such Exercise Notice, the applicable exercise price, and the amount, if any, of any additional federal and state income taxes or any income taxes or employee’s social security contributions required to be withheld (or accounted for to appropriate revenue authorities by Participant’s employer) by reason of the exercise of the Options (which amount shall be calculated by the Company and provided to Participants promptly following delivery of an Exercise Notice, and which shall be subject to later adjustment by the Company (with a corresponding payment by or refund to Participant) in the event that any such adjustment is required), and shall be due in full from Participant at the same time as delivery of the Exercise Notice (with the portion representing taxes or contributions due within two (2) business days of the date on which the Company informs Participant in writing of the amount of such items pursuant to the provisions of this Section 4.6). For United States federal income tax purposes, the Company intends to treat Options as exercised at the time the Company issues the applicable Award Stock to the Participant.
ARTICLE V
GENERAL PROVISIONS
5.1    Representations on Exercise. In connection with any exercise by a Participant of any Option granted pursuant hereto and the issuance of Award Stock thereunder (other than pursuant to an effective registration statement under the Securities Act), Participant shall represent and warrant to the Company that as of the time of such exercise:
(a)    Participant has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Award Stock, and Participant is able to bear the economic risk of the investment in the Award Stock for an indefinite period of time because the Award Stock is subject to the transfer restrictions contained in the Shareholders Agreement and has not been registered under the Securities Act or the securities laws of any state or other jurisdiction or foreign nation and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of certain states or foreign nations or unless an exemption from such registration or exception from such requirements is available;

(b)    Participant is or was an officer, director, employee, or consultant of the Company or one of its Subsidiaries;
(c)    Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Award Stock to be acquired by Participant hereunder and has had full access and the opportunity to review such other information concerning the Company as required by applicable securities law in making Participant’s decision to invest in the Award Stock being issued hereunder;
(d)    Participant acknowledges that the Award Stock is subject to the restrictions described herein and in the Shareholders Agreement, and Participant has received and reviewed a copy of the Shareholders Agreement;
(e)    Participant acknowledges that any certificate representing the Award Stock shall include such legend(s) as are set forth in the Shareholders Agreement;
(f)    Participant has relied on the advice of, or has consulted with, only Participant’s own legal, financial and tax advisors and the determination of Participant to acquire the Award Stock pursuant to the Plan has been made by Participant independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other person or by any agent or employee of such person and independent of the fact that any other person has decided to become a shareholder of the Company, and such Participant will not rely on the Company for any legal, financial or tax advice; and
(g)    Participant acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations in this Section 5.1 and hereby consents to such reliance.
In connection with any exercise of any Award, Participant shall make such additional customary investment representations as the Company may require and Participant shall execute such documents necessary for the Company to perfect exemptions from registration under federal and state securities laws as the Company may reasonably request.
5.2    Non-Transferability.
(a)    All Awards are personal to a Participant and are not Transferable by such Participant, other than for customary estate planning purposes or otherwise by will or pursuant to applicable laws of descent and distribution; provided that any such Transfer shall be effective on the date that the Company receives written notice of such Transfer. Only a Participant, his estate or legal representatives or heirs are entitled to exercise any Award. All Award Stock issued pursuant to the exercise of any Award shall not be Transferable except as permitted pursuant to the terms of the Shareholders Agreement. Any attempted Transfer of Awards or Award Stock issued upon exercise thereof which is not specifically permitted under the Plan or the Shareholders Agreement shall be null and void.

(b)    No Participant shall make any Transfer prohibited by this Section 5.2 either directly or indirectly. Any Transfer or attempted Transfer in violation of this Section 5.2(b) shall be null and void.
(c)    The Company shall issue, in the name of each Participant to whom Award Stock has been granted or sold, share certificates representing the total number of shares of Award Stock granted or sold to such Participant, as soon as reasonably practicable after such grant or sale and deliver copies thereof.
5.3    Rights as a Shareholder. A Participant holding an Award shall have no rights as a shareholder with respect to any shares of Award Stock issuable upon exercise thereof until the date on which the shares representing such Award Stock are issued to such Participant (as reflected in the Company’s share register or other customary method of recordkeeping).
5.4    Change in Control. Notwithstanding anything to the contrary contained herein, subject to the Award Agreement, immediately prior to the consummation of a Change in Control, the Board shall (in its reasonable discretion), with respect to any or all of the Awards that are outstanding and vested at such time, take any of the following actions in any combination (consistent with the requirements of Section 409A of the Code): (a) provide for the assumption, substitution or continuation of such vested Awards, (b) if the Fair Market Value of the underlying Award Stock as of the consummation of the Change in Control is less than the exercise price associated with a vested Option or if an Award cannot be exercised, unilaterally terminate all or any portion of such vested Option for no consideration, and/or (c) as to any vested Awards that are not assumed, substituted or continued pursuant to clause (a) or cancelled pursuant to clause (b), cancel such Awards in exchange for a payment of cash equal to the Fair Market Value of the underlying Award Stock as of the consummation of the Change in Control, minus the exercise price associated with respect to such vested Options. Notwithstanding the foregoing, any escrow, holdback, earnout or similar provisions in the definitive documents relating to such Change in Control may apply to any payment to the holders of Awards to the same extent and in the same manner as such provisions apply to the holders of Capital Stock or Common Stock.  For clarity, all Awards that are not exercised, assumed, substituted or continued will be canceled pursuant to clause (b) or clause (c) upon the consummation of a Change in Control.
ARTICLE VI
JOINDERS
Receipt of any Award shall constitute agreement by Participant receiving such Award to be bound by all of the terms and conditions of the Shareholders Agreement, including with respect to the Award Stock, or any other Company capital stock, issuable to or held by such Participant. In furtherance thereof, upon the receipt of any Award, and without any further required action of Participant, the Company or any other Person, Participant shall automatically become a party to the Shareholders Agreement as an Other Investor and a Manager (as defined thereunder) and all shares of Award Stock, or any other Company capital stock issuable to or held by such Participant, shall be deemed Other Investor Shares thereunder and, if requested by the Company, Participant shall execute a joinder to the Shareholders Agreement. All of the terms of the Shareholders Agreement are incorporated herein by reference.

ARTICLE VII
REPURCHASE OF SHARES
7.1    Repurchase Option. In the event that a Participant is no longer employed by and no longer provides services to the Company and its Subsidiaries for any reason or in the event Participant takes any action prohibited by any applicable restrictive covenant provisions contained in an Award Agreement or any other noncompetition or other restrictive covenant agreement, all Award Stock issued or issuable to such Participant will be subject to repurchase by the Company and the Call Purchasers (solely at their option as provided herein) pursuant to the terms and conditions set forth in this Article VII (the “Repurchase Option”).
7.2    Terminations; Restrictive Covenant Violations.
(a)    Unless otherwise specified in an Award Agreement, if a Participant is no longer employed by and no longer provides services to the Company and any of its Subsidiaries as a result of such Participant’s (i) termination of employment by the Company or such Participant’s resignation, each in circumstances where Cause does not exist or (ii) death, Disability or Retirement, the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant at a price per share equal to the Fair Market Value thereof as of the anticipated date of the Repurchase Closing (as defined below). Notwithstanding any other provision in this Article VII, the Company’s and/or the Call Purchasers’ Repurchase Option rights described in this Section 7.2(a) shall terminate upon the occurrence of an Initial Public Offering.
(b)    Unless otherwise specified in an Award Agreement, if (i) a Participant is no longer employed by and no longer provides services to the Company or any of its Subsidiaries as a result of such Participant’s termination for Cause or such Participant’s resignation in circumstances where Cause exists or (ii) in the event that a Participant takes any action prohibited by any applicable restrictive covenant provisions contained in an Award Agreement or any other noncompetition or other restrictive covenant agreement, the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant at a price per share equal to the lower of the Fair Market Value thereof as of the anticipated date of the Repurchase Closing and the Original Value thereof; provided that, if a Participant takes such prohibited action as specified in (ii) hereof after the Company (or the Call Purchasers, if applicable) pays the repurchase price for such Award Stock, then the Participant shall repay to the Company (or the Call Purchasers, if applicable) any amounts paid in excess of that contemplated by the preceding clause.
7.3    Call Purchasers’ Right to Buy.
(a)    If for any reason the Company does not elect to purchase all of the Award Stock (issued or issuable to a particular Participant) pursuant to the Repurchase Option pursuant to one or more Repurchase Notices, the Company shall give written notice (each, an “Option Notice”) to each Call Purchaser setting forth the number of shares of Award Stock that the Company has not elected to purchase (the “Available Shares”) and the price for each Available Share as determined pursuant to the provisions of this Article VII as soon as practicable after the Company has determined that there will be Available Shares.

(b)    Within the later of (i) thirty (30) days after receipt of the Option Notice from the Company and (ii) the applicable time periods set forth in the first sentence of Section 7.5, Investor and, if Investor makes an affirmative election, each other Call Purchaser may elect to purchase any or all of the remaining Available Shares by delivering written notice of such election (an “Election Notice”) to the Company within such thirty (30) day period, and such remaining Available Shares shall be allocated among the Call Purchasers as follows: (A) each Call Purchaser shall be first allocated a number of remaining Available Shares of each applicable class equal to the lesser of (I) the number of Available Shares of such class offered to be purchased by such Call Purchaser pursuant to its Election Notice, and (II) a number of Available Shares of such class equal to such Call Purchaser’s pro rata portion, determined by considering the aggregate number of Shares of the applicable class held by such Call Purchaser in relation to the aggregate number of Shares of the applicable class held by all Call Purchasers; and (B) the balance, if any, not allocated pursuant to clause (A) above shall be allocated proportionally to those Call Purchasers that offered to purchase a number of Available Shares of the applicable class in excess of such Person’s pro rata portion based upon the amount of such excess each Call Purchaser offered to purchase, or in such other manner as the Call Purchasers may otherwise agree.
(c)    As soon as practicable and in any event within ten (10) days after the expiration of the applicable time period set forth in Section 7.3(b), the Company shall notify the holder(s) of Award Stock as to the number of shares being purchased from such holder(s) by the Call Purchasers (each, a "Supplemental Repurchase Notice"). At the time the Company delivers a Supplemental Repurchase Notice to the holder(s) of Award Stock, the Company shall also deliver written notice to the Call Purchasers setting forth the number of shares that the Company and each of the Call Purchasers will acquire, the aggregate purchase price and the time and place of the closing of the transaction.
Notwithstanding anything contained herein to the contrary, each Call Purchaser’s Repurchase Option provided herein shall terminate when such Call Purchaser ceases to hold equity securities in the Company.
7.4    Option Repurchases. In the event the Company and/or the Call Purchasers, as applicable, exercises the Repurchase Option with respect to any shares of Award Stock issuable upon exercise of any Award held by a Participant, then such Participant shall be required, promptly following receipt of a Repurchase Notice (as defined below), to exercise such Award(s) and purchase from the Company (in accordance with the provisions of Section 4.6) all shares of Award Stock for which the Company and/or the Call Purchasers, as applicable, shall have delivered a Repurchase Notice. Notwithstanding anything to the contrary herein, in no event shall a Participant be required to exercise an Option in connection with the exercise of a Repurchase Option if the exercise price pursuant to Section 4.2 would be equal to or greater than the purchase price to be paid for the Award Stock issuable in respect thereof in connection with the exercise of the Repurchase Option pursuant to this Article VII.
7.5    Repurchase Procedures. Pursuant to the Repurchase Option, the Company may elect to exercise the right to purchase all or any portion of the shares of Award Stock issued to a Participant by delivering written notice or notices (each, a "Repurchase Notice") to the holder or holders of such Award Stock at any time and from time to time no later than one hundred and eighty (180) days after the latest of (a) Participant's Termination Date, (b) the date upon which the Company and the Investor become aware that Participant has taken any action that is prohibited by any applicable restrictive covenant provisions contained in an Award Agreement or any other noncompetition or other restrictive covenant agreement, and (c) the date that is six months plus one day after the acquisition of Award Stock by Participant; provided that such periods may be tolled in accordance with the first and last sentences of Section 7.7 below. Each Repurchase Notice will specifically identify the shares of Award Stock to be acquired from such holder(s) (including whether such shares are issuable upon exercise of Options) and the time and place for the closing of the transaction (each, a “Repurchase Closing”).

7.6    Closing of Repurchase. The closing of the transactions contemplated by this Article VII will take place as soon as reasonably practicable, and in any event not later than thirty (30) days after delivery of the applicable Repurchase Notice or Supplemental Repurchase Notice, as the case may be (provided, that such time shall be extended as necessary to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, or other applicable legal requirements), at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. The Company and/or the Call Purchasers, as the case may be, will pay for the Award Stock to be purchased pursuant to the Repurchase Option by delivery of a check payable to the holder(s) of Award Stock or a wire transfer of immediately available funds in an amount equal to the aggregate exercise price (if any) paid by Participant to acquire such Award Stock and a subordinated note with respect to any portion of the repurchase price in excess of the amount equal to the aggregate exercise price paid by such a Participant to acquire such Award Stock, which note will mature upon the earlier to occur of a Change in Control and an Initial Public Offering; provided that the Company and/or the Call Purchasers, as the case may be, may offset against such repurchase price any then existing documented and bona fide monetary debts owed by such Participant to the Company or its Subsidiaries, in the case of a repurchase by the Company, or to the Call Purchaser, in the case of a repurchase by a Call Purchaser. The Company and/or the Call Purchasers, as the case may be, will receive customary representations and warranties from each seller regarding the sale of Award Stock, including, but not limited to, representations that such seller has good and marketable title to the Award Stock to be Transferred free and clear of all liens, claims and other encumbrances, and the Company and/or the Investor, as the case may be, will be entitled to require all sellers' signatures be guaranteed by a national bank or reputable securities broker.
7.7    Restrictions on Repurchase. Notwithstanding anything to the contrary contained in the Plan, all repurchases of Award Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Award Stock for cash and/or subordinated notes as contemplated by Section 7.6, and the Call Purchasers have not elected to acquire all Award Stock which the Company has a right to repurchase pursuant to this Article VII, the time periods provided in this Article VII shall be suspended, and the Company may make such repurchases for cash and/or subordinated notes, as applicable, as soon as it is permitted to do so under such restrictions.

ARTICLE VIII
COMPLIANCE WITH LAWS
Each Award shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any state or federal securities or other law or regulation or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the granting of such Award or the issuance or purchase of shares thereunder, no such Award may be exercised or paid in Common Stock, in whole or in part, unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained and the holder of the Award will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. The Board may at any time impose any limitations upon the exercise of an Option which, in the Board’s reasonable discretion, are necessary or desirable in order to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Awards may be exercised, the Board may, in its discretion and without the consent of the holders of any such Awards, so reduce such period on not less than ten (10) days’ written notice to the holders thereof.
ARTICLE IX
OTHER PROVISIONS
9.1    Indemnification. No member of the Board, nor any person to whom administrative or ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards made thereunder, and each member of the Board shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such Board member and the Company.
9.2    Termination and Amendment. The Board at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan or in respect of Awards granted hereunder; provided that, the Board may not change any of the terms of the Plan or an Award Agreement in a manner materially adverse to a Participant without the prior written approval of such Participant; provided further, that to the extent the Board amends the Plan in a manner materially adverse to a Participant without such Participant’s consent, such Participant shall continue to be bound and governed by the terms of the Plan as in effect prior to such amendment.
9.3    Taxes. Subject to Section 4.6, the Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy his or her minimum federal, state, local and foreign withholding tax requirements, as applicable, or to deduct from all payments under the Plan amounts sufficient to satisfy such maximum withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state, local and foreign withholding tax requirements, as applicable.

9.4    Withholding. Subject to Section 4.6, in a situation where, if a Participant were to receive Award Stock (by virtue of the exercise of any Option), the Company or any of its Affiliates (or a former Affiliate) would be obliged to (or would suffer a disadvantage if it were not to) account for any tax or social security contributions in any jurisdiction for which that person would be liable by virtue of the receipt of Award Stock or which would be recoverable from that person (together, the “Tax Liability”), the Option may not be exercised and the Award Stock may not be distributed unless that person has either (i) made a payment to the Company or any of its Affiliates (or such former Affiliates) of an amount at least equal to the Company’s estimate of the Tax Liability, or (ii) entered into arrangements acceptable to the Company or any of its Affiliates (or such former Affiliates) to secure that such a payment is made (whether by authorizing the sale of some or all of the Award Stock on his behalf and the payment to the Company or any of its Affiliates (or such former Affiliates) of the relevant amount out of the proceeds of sale or otherwise).
9.5    Data Collection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about Participant and his participation in the Plan.
9.6    Notices. Notices required or permitted to be made under the Plan shall be in writing and shall be deemed given, delivered and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (New York time) on a business day, (b) the business day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. Pacific time on any business day and earlier than 11:59 p.m. Pacific time on the day preceding the next business day, (c) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid) or (d) upon actual receipt by the person to whom such notice is required to be given. All notices shall be addressed (i) to a Participant at such Participant’s address as set forth in the books and records of the Company and its Subsidiaries or (ii) to the Company or the Board at the principal office of the Company clearly marked “Attention: Board of Directors”.
9.7    Severability. In the event that any provision of this Plan would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions of this Plan are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision of this Plan.
9.8    Prior Agreements. Except as expressly stated otherwise, no provision of any employment, severance, incentive award, or other similar agreement entered into by a Participant, on the one hand, and any Subsidiary of the Company, on the other hand, prior to the Effective Date shall modify or have any effect in any manner on any provision of this Plan or any term or condition of any Award Agreement to which such Participant is a party. Without limiting the generality of the foregoing, any provision in any such agreement that purports to apply in any manner to options, stock, equity-based awards or the like shall not apply to or have any effect on any Awards under the Plan.

9.9    Governing Law and Forum; Waiver of Jury Trial. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction. Each Participant who accepts an Award thereby agrees that any suit, action or proceeding brought by or against such Participant in connection with this Plan shall be brought solely in the Court of Chancery of the State of Delaware, each Participant consents to the jurisdiction and venue of such court and each Participant agrees to accept service of process by the Company or any of its agents in connection with any such proceeding. Each Participant who receives an Award hereby submits to and accepts the exclusive jurisdiction of such court for the purpose of any such suit, legal action, or proceeding, and to the fullest extent permitted by law, each Participant who accepts an Award hereby irrevocably waives any objection which he or she may now or hereafter have to the laying of venue or any such suit, legal action or proceeding in such court and hereby further waives any claim that any suit, legal action or proceeding brought in such court has been brought in an inconvenient forum. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THE PLAN OR ANY AWARD OR THE MATTERS OTHERWISE CONTEMPLATED HEREBY.
9.10    Construction. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” Where specific language is used to clarify by example a general statement contained herein (such as by using the words “such as”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Whenever required by the context, any pronoun used in the Plan shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
9.11    Section 409A Compliance. It is the intention of the Company and the Board that the Plan not be subject to the provisions of Section 409A of the Code, as in effect as of the Effective Date or as subsequently modified, or to the extent subject to such provisions, then to comply in all material respects with such provisions. In the event that Section 409A would impose a detriment on Participants, taken as a whole, with respect to Awards under the Plan, then the Board shall consider in good faith modifications or amendments to the Plan intended to eliminate or ameliorate such detriment; provided that, in no event shall the Board be required to modify or amend the Plan in a manner adverse to the Company or the Investor; provided, further, that, in no event shall the Company or its Affiliates be responsible for any taxes or penalties incurred by a Participant for amounts and/or benefits received pursuant to the Plan.
9.12    Spousal Consent. To the extent the Board determines such consent is advisable and/or necessary, in connection with and as a condition to the grant of an Award under this Plan, the Board may require a Participant who is lawfully married to complete a form of spousal consent.
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